EXHIBIT 23.8

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name and the use of my report in the Registration Statement.

Date:	May 7, 2009

/s/ Rogerio Morena

		Name:	Rogerio Moreno, MAusIMM
		Title:	Principal Geologist, MCB Servicos e Mineracao Ltda.